UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Commission File Number 000-8157

THE RESERVE PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	73-0237060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300

Oklahoma City, Oklahoma 73116-9037

(405) 848-7551

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 5.07            Submission of Matters to a Vote of Security Holders

(a)  Annual Meeting. On May 22, 2018, The Reserve Petroleum Company (the “Company”) held its 2018 Annual Meeting of Stockholders.

(b)  Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

1. –  Election of Eight Directors

		Withheld Authority/		Broker
Nominee	For	Against	Abstentions	Non-votes

James L. Tyler	95,244	2,202	---	10,402
Robert L. Savage	93,633	3,813	---	10,402
Marvin E. Harris, Jr.	96,663	783	---	10,402
Jerry L. Crow	96,663	783	---	10,402
William M. (Bill) Smith	96,663	783	---	10,402
Doug S. Fuller	96,663	783	---	10,402
Cameron R. McLain	95,186	2,260	---	10,402
Kyle L. McLain	95,186	2,260	---	10,402

2. – Ratification of the Selection of

HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2018	107,374	18	456	---

All eight nominated Directors were elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2018 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2018.

Item 8.01            Other Events

On May 22, 2017, the Company’s Board of Directors approved a $5.00 per share cash dividend to be paid June 20, 2018 to the Company’s common stockholders of record at the close of business on June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Cameron R. McLain

Cameron R. McLain

Principal Executive Officer

Date: May 23, 2018